UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009
Idera Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
      Idera Pharmaceuticals, Inc. (the “Company”) received notification from Novartis International Pharmaceutical Ltd. (“Novartis”) that Novartis had terminated the Research Collaboration and Option Agreement (the “Research Agreement”) dated May 31, 2005, by and between the Company and Novartis, effective as of February 21, 2010, in accordance with the terms thereof.
     In accordance with the termination provisions of the Research Agreement, upon termination the Company will regain all rights to IMO-2134, a novel agonist of TLR9 created by the Company, without any financial obligations to Novartis, and will no longer subject to restrictions on its right to develop its Toll-like Receptor (TLR)-targeted compounds, including its TLR antagonists and TLR antisense oligonucleotides, for respiratory diseases.
     The Company’s entry into the Research Agreement, as well as the related License, Development and Commercialization Agreement between the parties, which did not and will not become effective, was reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2005, which Current Report is incorporated herein by reference.
     A copy of the Company’s press release announcing the termination of the Research Agreement issued on November 25, 2009 is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release issued by Idera Pharmaceuticals, Inc. on November 25, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: November 25, 2009	By:	/s/ SUDHIR AGRAWAL
Sudhir Agrawal
President and Chief Executive Officer